                                                                    Exhibit 21.a
                                  BW/IP, INC.

                              LIST OF SUBSIDIARIES


                                                 JURISDICTION WHERE                    PERCENTAGE
 NAME OF SUBSIDIARY                                 INCORPORATED                          OWNED
 ------------------                                 ------------                          -----
 BW/IP International, Inc.                       Delaware, U.S.A.                          100%

 Byron Jackson Argentina Industrial              Province of Mendoza,                       51%
 and Commercial Sociedad                         Argentine Republic
 Anonima (I.C.S.A.)

 BW/IP International, Ltd.                       Canada                                    100%

 BW Mechanical Seals K.K.                        Japan                                     100%

 BW Mechanical Seals (S.E.A.) Pte. Ltd.          Singapore                                 100%

 Byron Jackson K.K.                              Japan                                     100%

 Byron Jackson Co., S.A. de C.V.                 Mexico                                    100%

 BW/IP International GmbH                        Germany                                   100%

 BW/IP International Limited                     United Kingdom                            100%

 BW/IP International S. A.                       Spain                                     100%

 BW/IP International S.A.R.L.                    France                                    100%

 BW/IP International S.r.l.                      Italy                                     100%

 BW/IP International B.V.                        The Netherlands                           100%

 Ebara-Byron Jackson Co., Ltd.                   Japan                                      50%

 BW/IP de Venezuela S.A.                         Venezuela                                  75%

 BW Mechanical Seals (Malaysia) Sdn. Bhd.        Malaysia                                   70%

 PT BW Mechanical Seals Indonesia                Indonesia                                  75%

 BW/IP International S.A.                        Belgium                                   100%

 Pacific Dichtungstechnik Gesellschaft m.b.H.    Austria                                   100%

 Pacific Dichtungstechnik AG                     Switzerland                               100%

 Pacific Wietz GmbH & Co. KG                     Germany                                   100%

 Pacific Wietz Verwaltungs GmbH                  Germany                                   100%



                                  BW/IP, INC.

                                                       JURISDICTION WHERE                    PERCENTAGE
 NAME OF SUBSIDIARY                                       INCORPORATED                          OWNED
 ------------------                                       ------------                          -----
 BW/IP Services B.V.                             The Netherlands                                100%

 BW/Abahsain Seal Company Limited                Saudi Arabia                                    60%

 BW/IP - New Mexico, Inc.                        Delaware, U.S.A.                               100%

 BW/IP International (Barbados), Ltd.            Barbados                                       100%
